Exhibit 10.1
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of August 28, 2009 (the “First Amendment Effective Date”), by and among FLOW INTERNATIONAL CORPORATION, a Washington corporation (“Borrower”), the undersigned lenders party to the Credit Agreement referred to below (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Agent, Swing Line Lender and L/C Issuer.
RECITALS
     A. Borrower, Lenders, Agent, Swing Line Lender and L/C Issuer are parties to that certain Second Amended and Restated Credit Agreement dated as of June 10, 2009 (as amended, restated or modified from time to time, the “Credit Agreement”).
     B. Borrower, Lenders constituting the Required Lenders (the “Required Lenders”), Agent, Swing Line Lender and L/C Issuer wish to amend the Credit Agreement as set forth in this Amendment.
     NOW, THEREFORE, the parties hereto agree as follows:
AGREEMENT
     1. Definitions; Interpretation. Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Credit Agreement, as amended by this Amendment. The rules of construction and interpretation specified in Sections 1.02 through 1.05 of the Credit Agreement shall also apply to this Amendment and are incorporated herein by this reference.
     2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows, effective as of the First Amendment Effective Date:
          (a) Amendment to Definitions. In Section 1.01, amendments are made to the definitions as follows:
               (i) Applicable Rate. The table set forth in the definition of “Applicable Rate” is amended and restated to read as follows:

Pricing	Consolidated	Eurodollar	Base Rate	Commitment	Letters of
Level	Leverage Ratio	Rate +	+	Fee	Credit
1	≥ 3.00	4.50%	3.50%	.90%	4.50%
2	≥ 2.50 but < 3.00	4.125%	3.125%	.725%	4.125%
3	≥ 1.75 but < 2.50	3.75%	2.75%	.55%	3.75%
4	≥ 1.00 but < 1.75	3.50%	2.50%	.425%	3.50%
5	<1.00	3.25%	2.25%	.30%	3.25%
               (ii) Indemnification Claim. The following is added as a new defined term to Section 1.01 of the Credit Agreement:
     “Indemnification Claim” means any claim for indemnification pursuant to that certain Purchase Agreement dated September 30, 2005 between Flow International Corporation and Quintus Holdings LLC.
               (iii) First Amendment. The following is added as a new defined term to Section 1.01 of the Credit Agreement:
     “First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of August 28, 2009 among Borrower, Lenders and Agent.
          (b) Amendment to Section 1 of Schedule 7.11. Section 1 of Schedule 7.11 is hereby amended and restated to read as set forth below. Beginning on the First Amendment Effective Date, such amendment to Section 1 of Schedule 7.11 shall be deemed to have become effective as of the first day of Borrower’s first fiscal quarter of fiscal year 2010.
          1. Consolidated Senior Leverage Ratio.
          (a) Permit the Consolidated Senior Leverage Ratio, for the period of four fiscal quarters of Borrower ending as of the end of the first fiscal quarter of 2010 to be greater than 3.25:1. The Special Adjustments to Consolidated Adjusted EBITDA set forth in Column 1 of the Flow Adjustments Chart and in paragraph (A) of the definition of “Flow Adjustment Amount” in Schedule 1.01 to the First Amendment shall apply in calculating the Flow Adjustment Amount, Consolidated Adjusted EBITDA, Consolidated Senior Leverage Ratio and Consolidated Fixed Charge Coverage Ratio for purposes of determining Borrower’s compliance with the covenants in this Schedule 7.11 for the period of four fiscal quarters of Borrower ending as of the end of Borrower’s first fiscal quarter of fiscal year 2010.

          (b) Permit the Consolidated Senior Leverage Ratio, for any period of four fiscal quarters of the Borrower ending as of the end of the fiscal quarter of the Borrower set forth in the following table, to be greater than the amount determined pursuant to the following table:

As of end of
	As of end of	As of end of	Borrower’s 4th fiscal
	Borrower’s 2nd	Borrower’s 3rd fiscal	quarter 2010 and
	fiscal quarter 2010	quarter 2010	thereafter
If no charge is recorded related to the Indemnification Claim	2.85:1	2.25:1	2.00:1

If a charge is recorded related to the Indemnification Claim	3.25:1	2.50:1	2.00:1
For the avoidance of doubt, Schedule 1.01 attached to the Credit Agreement, as in effect prior to the date of the First Amendment, rather than the Schedule 1.01 attached to the First Amendment, shall apply in calculating the Flow Adjustment Amount, Consolidated Adjusted EBITDA, Consolidated Senior Leverage Ratio and Consolidated Fixed Charge Coverage Ratio for purposes of determining Borrower’s compliance with the covenants in this Schedule 7.11 for the period of four fiscal quarters of the Borrower ending as of the end of Borrower’s second fiscal quarter of fiscal year 2010 and thereafter unless the conditions set forth in clauses (a) and (b) of Section 3 of the First Amendment are satisfied on or before the Cut-off Date (as defined in the First Amendment).
     3. Conditional Amendments to Credit Agreement. If, on or prior to the last day of Borrower’s second fiscal quarter of Borrower’s fiscal year 2010 (the “Cut-off Date”), (a) Borrower shall have provided evidence satisfactory to Agent and the Required Lenders that Borrower has raised Ten Million Dollars ($10,000,000) or more of new capital through one or more sales of Borrower’s common or preferred stock or any rights in or to Borrower’s common or preferred stock to one or more unaffiliated third parties, and (b) unless the sale is of common stock, Agent and the Required Lenders shall have approved the form(s) of equity interests sold by Borrower in connection with such sale transaction(s) in writing (such approval to be in Agent and the Required Lenders’ sole discretion), the Credit Agreement shall be deemed further amended as provided in this Section 3. If the conditions in clauses (a) and (b) are satisfied on or before the Cut-off Date, then the amendments set forth in this Section 3 shall be deemed effective beginning on the first day of Borrower’s second fiscal quarter of Borrower’s fiscal year 2010. For the avoidance of doubt, if the conditions set forth in clauses (a) and (b) above have not been satisfied on or prior to the Cut-off Date, the amendments set forth in this Section 3 shall not become effective.
          (a) Conditional Amendments to Definitions. In Section 1.01, amendments are made to the definitions as follows:
               (i) Consolidated Fixed Charge Coverage Ratio. The definition of “Consolidated Fixed Charge Coverage Ratio” is amended and restated to read as follows:
     “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Adjusted EBITDA minus the sum of cash taxes paid or otherwise incurred minus Maintenance Capital Expenditures to (b) the sum of Consolidated Interest Charges (except (i) non-cash payment-in-kind or non-cash deferred interest pursuant to (aa) OMAX Subordinated Debt and (bb) any preferred stock sold by Borrower in connection with the satisfaction of the conditions set forth in the first paragraph of Section 3 of the First Amendment and (ii) financing costs deferred prior to the Closing Date) and the current portion of long term debt (other than long term debt under this Agreement, under the credit facility for working capital purposes between Flow Asia Corporation and First Commerce Bank and under the credit facility for working capital purposes between Flow Asia Corporation and Mega International Commercial Bank).
               (ii) Maintenance Capital Expenditures. A new definition of “Maintenance Capital Expenditures” is added to read as follows:
          “Maintenance Capital Expenditures” means, for each fiscal quarter of Borrower, the amount of Five Hundred Thousand Dollars ($500,000).
          (b) Conditional Amendment to Schedule 1.01. Schedule 1.01 of the Credit Agreement is hereby amended and restated as set forth in Schedule 1.01 attached to this Amendment, which is incorporated into the Credit Agreement by this reference.
          (c) Conditional Amendment to Schedule 7.11. Schedule 7.11 attached to the Credit Agreement is hereby amended and restated to read as set forth in Schedule 7.11 attached to this Amendment, which is incorporated into the Credit Agreement by this reference. For the avoidance of doubt, (i) pursuant to Section 2 of this Amendment, the amendment and restatement of Section 1 of Schedule 7.11 shall become effective as of the First Amendment Effective Date irrespective of the satisfaction of the conditions set forth in the first paragraph of this Section 3, (ii) Section 1 of Schedule 7.11 shall be further amended and restated if and when the conditional amendment set forth in this Section 3(c) becomes effective, and (iii) if the conditional amendment set forth in this Section 3(c) does not become effective, Schedule 7.11 to the Credit Agreement, as amended in Section 2(b) of this Amendment, shall remain in effect.

          (d) Conditional Amendment to Exhibit D. Exhibit D attached to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit D attached to this Amendment, which is incorporated into the Credit Agreement by this reference.
     4. Conditions to Effectiveness. Without limiting the additional conditions precedent to the effectiveness of the amendments described in Section 3 herein, this Amendment shall become effective upon fulfillment, to Agent’s satisfaction, of each the following conditions (unless waived in writing by Agent):
          (a) Delivery of Amendment. The Borrower, each Required Lender, the Agent, the L/C Issuer, and the Swing Line Lender shall have each executed and delivered counterparts (in sufficient copies for each Lender) of this Amendment to the Agent;
          (b) Payment of Fees. The Borrower shall have paid (i) to the Agent for the ratable benefit of the Lenders in accordance with their respective Applicable Percentages, an amendment fee in the amount and at the time specified in the letter agreement dated August 28, 2009 between the Borrower and the Agent (the “Fee Letter”), and (ii) to the Agent for its own account an arrangement fee in the amount and at the time specified in the Fee Letter, all of which fees shall be deemed fully earned when due and non-refundable when paid;
          (c) Reimbursement for Expenses. The Borrower shall have reimbursed the Agent for all documented expenses actually incurred by the Agent in connection with the preparation of this Amendment and the other Loan Documents and shall have paid all other amounts due and owing under the Loan Documents;
          (d) Representations True; No Default. After giving effect to this Amendment and the transactions contemplated hereby, (i) the representations and warranties of the Borrower and the other Loan Parties contained in Article V of the Credit Agreement or any other Loan Documents, or which are contained in any documents furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (ii) no Default and no Event of Default exists or will occur as a result of the execution of this Amendment; and
          (e) Other Documents. The Agent and each Required Lender shall have received such other documents, instruments, and undertakings as the Agent and such Lender may reasonably request.
     5. Agent Authorizations. The Lenders, the L/C Issuer and the Swing Line Lender hereby authorize and instruct the Agent to execute and deliver this Amendment.
     6. No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. References in the

Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
     7. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Required Lenders, the Agent, the L/C Issuer and the Swing Line Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lenders, the Agent, the L/C Issuer or the Swing Line Lender to forbear or execute similar amendments under the same or similar circumstances in the future.
     8. Miscellaneous.
          (a) Integration. This Amendment, together with the other Loan Documents, comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersede all prior agreements, written or oral, on such subject matter.
          (b) Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          (c) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.
          (e) Oral Agreements Not Enforceable.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FLOW INTERNATIONAL CORPORATION
By:
Name:
Title:

BANK OF AMERICA, N.A., as Agent
By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

WELLS FARGO BANK N.A., as a Lender
By:
Name:
Title:

SCHEDULE 1.01
SPECIAL ADJUSTMENTS TO CONSOLIDATED ADJUSTED EBITDA
Flow Adjustments Chart

		1	2	3	4
	Flow Adjustment Calculation Date	The end of Fiscal 1st	The end of Fiscal 2nd	The end of Fiscal 3rd	The end of Fiscal 4th
		quarter 2010	quarter 2010	quarter 2010	quarter 2010

A	Costs related to terminated Acquisition	Up to $4,250,000	Up to $4,250,000	Up to $4,250,000	Up to $250,000

B	Application business exit expenses and Burlington facility closedown expense	Up to $700,000	Up to $300,000	$0	$0

C	Expenses relating to settlement of OMAX patent litigation	$29,000,000	$29,000,000	$0	$0

D	Expenses relating to reductions in force and closure of Borrower’s Taiwan manufacturing facility	Up to $1,900,000	Up to $1,900,000	Up to $1,900,000	Up to $1,200,000

E	Expenses incurred by Borrower and its Subsidiaries during the applicable period in connection with any Indemnification Claim	Up to $1,700,000	Up to $1,700,000	Up to $1,700,000	Up to $1,700,000

     “Acquisition” means the acquisition by Borrower of all or substantially all of the Equity Interests of OMAX.
     “Acquisition Termination Fee Adjustment Amount” means, in the case of a calculation of “Consolidated Adjusted EBITDA” made as of the Flow Adjustment Calculation Date at the end of the fiscal quarter in which Borrower first recognizes a charge for the fee to terminate the Acquisition and as of the three consecutive Flow Adjustment Calculation Dates thereafter, the amount of the fee paid by Borrower to terminate the Acquisition, such amount not to exceed $6,000,000.
     “Flow Adjustment Calculation Date” means, as applicable, the end of the fourth fiscal quarter of the Borrower’s fiscal year ending April 30, 2009, and the end of the first, second, third and fourth fiscal quarters of the Borrower’s fiscal year ending April 30, 2010, respectively (as referred to in Columns 1, 2, 3, 4, and 5, respectively, of the Flow Adjustments Chart above).
     “Flow Adjustment Amount” means:
     (A) with respect to the Flow Adjustment Calculation Date referred to in Column 1 above, the sum of:
(i) Borrower’s cost related to the terminated Acquisition during the four fiscal quarter period ending on such calculation date up to $4,250,000 (referred to in Cell A.1 above), plus
(ii) application business exit and Burlington facility closedown expenses incurred during the four fiscal quarter period ending on such calculation date up to $700,000 (referred to in Cell B.1 above); plus
(iii) Borrower’s expenses related to the settlement of the OMAX patent litigation incurred during the four fiscal quarter period ending on such calculation date of $29,000,000 (referred to in Cell C.1 above); plus
(iv) Borrower’s expenses related to reductions in force and closure of Flow’s Taiwan manufacturing facility incurred during the four fiscal quarter period ending on such calculation date up to $1,900,000 (referred to in Cell D.1 above); plus

(v) expenses by Borrower and its Subsidiaries during the applicable period in connection with any Indemnification Claim up to $1,700,000 (referred to in Cell E.1 above); plus
(vi) the Acquisition Termination Fee Adjustment Amount, if any;
     (B) with respect to the Flow Adjustment Calculation Date referred to in Column 2 above, the sum of:
(i) Borrower’s cost related to the terminated Acquisition during the four fiscal quarter period ending on such calculation date up to $4,250,000 (referred to in Cell A.2 above), plus
(ii) application business exit and Burlington facility closedown expenses incurred during the four fiscal quarter period ending on such calculation date up to $300,000 (referred to in Cell B.2 above); plus
(iii) Borrower’s expenses related to the settlement of the OMAX patent litigation incurred during the four fiscal quarter period ending on such calculation date of $29,000,000 (referred to in Cell C.2 above); plus
(iv) Borrower’s expenses related to reductions in force and closure of Flow’s Taiwan manufacturing facility incurred during the four fiscal quarter period ending on such calculation date up to $1,900,000 (referred to in Cell D.2 above); plus
(v) expenses by Borrower and its Subsidiaries during the applicable period in connection with any Indemnification Claim up to $1,700,000 (referred to in Cell E.2 above); plus
(vi) the Acquisition Termination Fee Adjustment Amount, if any;
     (C) with respect to the Flow Adjustment Calculation Date referred to in Column 3 above, the sum of:
(i) Borrower’s cost related to the terminated Acquisition during the four fiscal quarter period ending on such calculation date up to $4,250,000 (referred to in Cell A.3 above), plus
(ii) Borrower’s expenses related to reductions in force and closure of Flow’s Taiwan manufacturing facility incurred during the four fiscal quarter period ending on such calculation date up to $1,900,000 (referred to in Cell D.3 above); plus
(iii) expenses by Borrower and its Subsidiaries during the applicable period in connection with any Indemnification Claim up to $1,700,000 (referred to in Cell E.3 above); plus

(iv) the Acquisition Termination Fee Adjustment Amount, if any; and
     (D) with respect to the Flow Adjustment Calculation Date referred to in Column 4 above, the sum of:
(i) Borrower’s cost related to the terminated Acquisition during the four fiscal quarter period ending on such calculation date up to $250,000 (referred to in Cell A.4 above), plus
(ii) Borrower’s expenses related to reductions in force and closure of Flow’s Taiwan manufacturing facility incurred during the four fiscal quarter period ending on such calculation date up to $1,200,000 (referred to in Cell D.4 above); plus
(iii) expenses by Borrower and its Subsidiaries during the applicable period in connection with any Indemnification Claim up to $1,700,000 (referred to in Cell E.4 above); plus
(iv) the Acquisition Termination Fee Adjustment Amount, if any.

SCHEDULE 7.11
FINANCIAL COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall not, nor shall it permit any Domestic Material Subsidiary to, directly or indirectly:
     1. Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio, for any period of four fiscal quarters of the Borrower ending as of the end of the fiscal quarter of the Borrower set forth in the following table, to be greater than the amount determined pursuant to the following table:

As of end of
As of end of		As of end of	As of end of	Borrower’s 2nd
Borrower’s	As of end of	Borrower’s	Borrower’s 1st	fiscal
2nd	Borrower’s 3rd	4th	fiscal	quarter 2011 and
fiscal quarter 2010	fiscal quarter 2010	fiscal quarter 2010	quarter 2011	thereafter
3.35:1	3.50:1	3.35:1	2.75:1	2.50:1
     2. Liquidity: Permit Funded Debt (as defined below) as of the end of any fiscal quarter of Borrower to be greater than the sum of (a) sixty-five percent (65%) of the consolidated book value of Borrower’s accounts receivable as of the end of such fiscal quarter plus (b) forty percent (40%) of the book value of Borrower’s consolidated inventory as of the end of such fiscal quarter. For purposes of this Section 2, “Funded Debt” shall mean, as of the end of any fiscal quarter of Borrower, Borrower’s Consolidated Funded Indebtedness minus the OMAX Subordinated Debt.
     3. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, for any period of four fiscal quarters of the Borrower ending as of the end of the fiscal quarter of the Borrower set forth in the following table, to be less than the amount determined pursuant to the following table:

As of end of
		As of end of		Borrower’s 1st
As of end of	As of end of	Borrower’s 3rd	As of end of	fiscal
Borrower’s 1st	Borrower’s 2nd	fiscal	Borrower’s 4th	quarter 2011
fiscal quarter 2010	fiscal quarter 2010	quarter 2010	fiscal quarter 2010	and thereafter
2.0:1	1.2:1	1.2:1	1.2:1	2.00:1

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                     ,
To: Bank of America, N.A., as Agent
Ladies and Gentlemen:
     Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of June 10, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among FLOW INTERNATIONAL CORPORATION, a Washington corporation (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swing Line Lender.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
     1. Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by such financial statements.
     3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]

[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
[to the best knowledge of the undersigned during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. The representations and warranties of Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     , 20     .

FLOW INTERNATIONAL CORPORATION
By:
Name:
Title:

For the Quarter/Year ended                                                 (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 1 of Schedule 7.11 — Consolidated Senior Leverage Ratio.
	A.	Consolidated Funded Indebtedness at Statement Date:	$
	B.	OMAX Subordinated Debt at Statement Date:	$
	C.	Consolidated Adjusted EBITDA for four consecutive fiscal quarters ending on the above date (“Subject Period”) (Line III.A.9 below):	$
	D.	Consolidated Senior Leverage Ratio ((Line I.A – Line 1.B) ÷ Line I.C):	to 1
	Maximum permitted:		See Schedule 7.11

II.	Section 2 of Schedule 7.11 — Liquidity Test.
	A.	Book Value of consolidated inventory x .40:	$
	B.	Book Value of consolidated accounts receivable x .65:	$
	C.	Consolidated Funded Indebtedness:	$
	D.	OMAX Subordinated Debt:	$
(Line II.A + Line II.B) must be greater than (Line II. C – Line II.D)

III.	Section 3 of Schedule 7.11 — Consolidated Fixed Charge Coverage Ratio.
	A.	Consolidated Adjusted EBITDA for Subject Period:
	1.	Consolidated Net Income for Subject Period:	$
	2.	Consolidated Interest Charges for Subject Period:	$
	3.	Provision for income taxes for Subject Period:	$
	4.	Depreciation expenses for Subject Period:	$
	5.	Amortization expenses for Subject Period:	$
	6.	Non-recurring non-cash reductions of Consolidated Net Income for Subject Period:	$
	7.	Flow Adjustment Amount (if Subject Period is ending as of any Flow Adjustment Calculation Date):	$
	8.	Consolidated Adjusted EBITDA (Lines III.A.1 + 2 + 3 + 4 + 5 + 6 + 7):	$
	B.	Cash payments for taxes:	$
	C.	Maintenance Capital Expenditures:	$
D.
Consolidated Interest Charges (except (i) non-cash payment-in-kind or non-cash deferred interest pursuant to (aa) OMAX Subordinated Debt and (bb) any preferred stock sold by Borrower in connection with the satisfaction of the conditions set forth in the first paragraph of Section

	3 of the First Amendment and (ii) financing costs deferred prior to the Closing Date) for Subject Period:	$
E.	Current portion of other long term debt[1]:	$
F.	Consolidated Fixed Charge Coverage Ratio ((Line III.A.9 – Line III.B – Line III.C) ÷ (Line III.D + Line III.E) :	$
Minimum required:		See Schedule 7.11

[1]	That is, long term debt other than long term debt under this Agreement, under the credit facility for working capital purposes between Flow Asia Corporation and First Commerce Bank and under the credit facility for working capital purposes between Flow Asia Corporation and Mega International Commercial Bank.

For the Quarter/Year ended                                                                    (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
Consolidated Adjusted EBITDA
(in accordance with the definition of Consolidated Adjusted EBITDA as set forth in the Agreement)

Consolidated Adjusted	Quarter	Quarter	Quarter	Quarter	Twelve Months
EBITDA	Ended	Ended	Ended	Ended	Ended
Consolidated Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation expense
+ amortization expense
+ non-recurring non-cash expenses
+Flow Adjustment Amount (If Subject Period is ending as of any Flow Adjustment Calculation Date)

= Consolidated Adjusted EBITDA